PDL®

2019 Second Quarter Financial Results Conference Call

August 7, 2019

Forward-Looking Statements

This presentation contains forward-looking statements including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- Our ability to realize the benefits of our investments in Evofem Biosciences, Inc., Noden Pharma DAC and LENSAR, Inc. and our income generating assets;
- Risks related to the commercialization of our products or those of our counterparties, including but not limited to, competition from other products (including generic products), compliance with laws and regulatory requirements, pricing, intellectual property rights, reliance on a third party for commercialization of our authorized generic product, standards of care as they apply to the use of our products, unexpected changes to tax, import or export rules;
- Our reliance on third-party manufacturers who may not perform as expected;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be under-secured and unable to recuperate our capital expenditures in the transaction;
- Failure to obtain or maintain regulatory approvals relating to our products and those underlying certain of investments and income generating assets;
- Failure to acquire additional products or other sources of revenues sufficient to continue operations;
- Competitive or market pressures on our products, licensees, borrowers and royalty counterparties;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency exchange rates;
- Positive or negative results in PDL's attempt to license or acquire products or income generating assets;
- Our ability to utilize our net operating loss carryforwards and certain other tax attributes;
- The outcome of litigation or disputes, including potential product liability; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investor Relations" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Second Quarter 2019 Overview

- Strategic shift to build focused portfolio of actively managed operating companies
- Completion of Evofem Biosciences securities transaction
  - Total $60 million investment
  - Collaborating with Evofem team to support launch of Amphora®
  - Q2 non-cash gain on investment of $45 million
- Noden and LENSAR on target for 2019 expectations
- Considering options to streamline balance sheet for underperforming legacy assets
  - Q2 revenue impacted by writedown of AcelRx royalty
  - Assertio royalties continue to perform
  - Ample cash on hand for future investments, expect cash flows will be in excess of operational needs

PDL

Evofem Exemplifies PDL Growth Strategy

- Strong fit with PDL's mission to create value for shareholders and patients
  - Enables Evofem to maximize potential of novel therapeutics to address underserved needs
  - Significant revenue potential for Amphora through sizable market opportunity
- CEO Dominique Monnet appointed to Evofem Board; VP Jill Jene as board observer
- PDL and Evofem are highly aligned in goal of developing leading company with novel solutions for women's health

PDL

Evofem: Terms of Transaction

- Total investment of \$80 million; \$60 million by PDL
- 2 PDL tranches of \$30 million each closed on April 11th and June 10th
  - Investment price of \$4.50 per share
  - Long-time EVFM investors, Woodford Investment Management and Invesco Asset Management, invested \$10 million each in 2nd tranche under the same terms as PDL
- PDL is the second largest investor; >13.3 million shares of EVFM common stock or 29% of shares outstanding
- PDL holds >3.3 million EVFM warrants, exercisable for seven years beginning six months after issuance date

Factors Supporting Evofem Investment

- Amphora®: investigational, on-demand, acid-buffering MVP-R™ vaginal gel with bio-adhesive properties
- Results of AMPOWER Phase 3 study
  - Met primary endpoint of prevention of pregnancy
  - Favorable safety profile and well tolerated
  - Analysis of an exploratory endpoint suggests improved sexual satisfaction with positive impact on women's sex lives
- Considerable market opportunity in U.S.
  - 16 million sexually active women using no contraceptive and do not want to get pregnant
  - 88% of women in AMPOWER survey said the non-hormonal aspect is either "important" or "extremely important"
  - Expected to be widely reimbursed with little or no copay through Affordable Care Act
  - Potential label expansion for prevention of chlamydia
  - Well-defined commercial strategy supported by strong balance sheet
  - Experienced and passionate management

PDL

Evofem: Multiple Near-Term Catalysts

Re-submit NDA: Amphora® for prevention of pregnancy	4Q-2019
Top-line Phase 2b data: Amphora® for prevention of chlamydia	4Q-2019
PDUFA date: Amphora® for prevention of pregnancy	2Q-2020*
Commercial Launch: Amphora® for prevention of pregnancy**	2H-2020

* Based on anticipated six-month review

** Assumes regulatory approval

PDL

PDL: Well Positioned to Execute Strategy

- Liquid balance sheet with $285 million in cash; $521 million expected in royalty rights through 2026
- Experienced team in sourcing, executing and consummating transactions, and positioning businesses for profitable growth
- Continuing to evaluate opportunities with a focus on:
  - Pharma assets that can benefit from accessing our capital and expertise with differentiated commercial-stage products, innovative late-stage assets, and high-quality, collaborative teams we can build on
  - Therapies that target underserved categories and/or areas of high unmet need, with the ability to compete commercially with focused sales teams
  - U.S. market as geographic preference
  - Structures that enable attractive returns and the opportunity to be actively engaged

PDL

Share Repurchase Program Update

- Completed the $100 million stock repurchase program in July (was authorized by board in September 2018)
  - Repurchased 31.0 million shares at an average price of $3.22 per share
- Completed three share repurchase programs since 2017
  - Used $155 million to repurchase 53.1 million shares at an average price of $2.92 per share

PDL

LENSAR:
Robust Growth and Continued Innovation

- Revenues of $7.4 million in Q2 2019
  - 26% increase over Q2 2018; 10% increase over Q1 2019
- Significant growth potential in the refractive cataract surgery market
  - #1 surgical procedure globally by volume
- Clear innovation leader in cataract surgery
  - Becoming laser of choice for surgeons implanting intraocular lenses that require greater accuracy and procedure customization
- R&D efforts to increase in the coming quarters
  - Continue to build its leadership position by further enhancing its technology and seeking additional 510(k) approvals for expanded indications

LENSAR
CATARACT LASER WITH AUGMENTED REALITY

PDL

Noden: Continued Focus on Profitability

- Actions to increase the profitability of Tekturna® in the U.S. and mitigate the impact of generic competition include:
  - Launched authorized generic (AG) version of Tekturna (aliskiren) in March 2019 through Prasco Laboratories
    - Branded Tekturna and authorized Prasco generic captured 74% of U.S. market share in the Q2 2019
  - Aliskiren is expensive and difficult to manufacture, therefore unlikely to have additional third-party generic competition
  - Noden ceased all promotional efforts in the U.S. in Q2 2019 and restructured the Noden U.S. team, leading to further expense savings in H2 2019
  - Modest net loss for Q2 2019 due to initial product shipment to Prasco in Q1 2019
  - Noden was profitable for H1 2019 with net income of $5.3 million dollars

NODEN PHARMA

PDL

Second Quarter 2019 Financials (unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30, 2019	Three Months Ended June 30, 2018	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018
Product revenue, net	$ 17,837	$ 31,761	$ 44,523	$ 55,085
Royalty rights - change in fair value	(40,399)	12,842	(28,142)	23,933
Royalties from Queen et al. patents	6	1,218	9	4,001
Interest revenue	-	751	-	1,500
License and other	30	3	(3)	574
Total revenues	(22,526)	46,575	16,387	85,093
Cost of product revenue (excluding intangible asset amortization and impairment)	12,348	14,524	25,158	25,090
Amortization of intangible assets	1,598	6,384	3,170	12,677
General and administrative expenses	10,483	14,529	20,945	26,190
Sales and marketing	2,073	5,385	4,803	10,898
Research and development	886	684	1,755	1,477
Impairment of intangible assets	-	152,330	-	152,330
Change in fair value of contingent consideration	-	(22,135)	-	(22,735)
Total operating expenses	27,388	171,701	55,831	205,927
Operating loss	(49,914)	(125,126)	(39,444)	(120,834)
Interest and other income, net	1,650	1,376	3,524	3,290
Interest expense	(2,984)	(2,811)	(5,939)	(6,396)
Equity affiliate - change in fair value	45,487	-	45,487	-
(Loss) income before income taxes	(5,761)	(126,561)	3,628	(123,940)
Income tax (benefit) expense	(1,247)	(14,265)	1,525	(13,246)
Net (loss) income	(4,514)	(112,296)	2,103	(110,694)
Less: Net loss attributable to noncontrolling interests	(95)	-	(158)	-
Net (loss) income attributable to PDL's shareholders	$ (4,419)	$ (112,296)	$ 2,261	$ (110,694)
Net (loss) income per share - Basic	$ (0.04)	$ (0.76)	$ 0.02	$ (0.74)
Net (loss) income per share - Diluted	$ (0.04)	$ (0.76)	$ 0.02	$ (0.74)

PDL

Second Quarter 2019 Financials (unaudited)

GAAP to Non-GAAP Net (Loss) Income Reconciliation ***(in thousands)***

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
GAAP net (loss) income attributed to PDL's shareholders, as reported	$ (4,419)	$ (112,296)	$ 2,261	$ (110,694)
Adjustments:				
Mark-to-market adjustment to fair value - royalty assets	60,505	6,528	60,868	14,060
Mark-to-market adjustments to equity affiliate - common stock	(37,907)	-	(37,907)	-
Non-cash interest revenues	-	(76)	-	(150)
Non-cash stock-based compensation expense	2,175	1,261	3,344	2,218
Non-cash debt offering costs	1,953	1,779	3,876	3,911
Non-cash depreciation and amortization expense	521	1,024	1,649	2,028
Mark-to-market adjustment on warrants held	(7,610)	(3)	(7,577)	(74)
Impairment of intangible assets	-	152,330	-	152,330
Non-cash amortization of the intangible assets	1,598	6,384	3,170	12,677
Mark-to-market adjustment of contingent consideration	-	(22,135)	-	(22,735)
Income tax effect related to above items	(4,157)	(19,299)	(5,170)	(22,436)
Total adjustments	17,078	127,793	22,253	141,829
Non-GAAP net income	$ 12,659	$ 15,497	$ 24,514	$ 31,135

GAAP to Non-GAAP Revenue Reconciliation ***(in thousands)***

	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019		
	GAAP	*Adjustment*	Non-GAAP	GAAP	*Adjustment*	Non-GAAP
Revenues						
Product revenue, net	$ 17,837	$ -	$ 17,837	$ 44,523	$ -	$ 44,523
Royalty rights - change in fair value	(40,399)	59,974 (a)	19,575	(28,142)	59,974 (a)	31,832
Royalties from Queen et al. patents	6	-	6	9	-	9
Interest revenue	-	-	-	-	-	-
License and other	30	-	30	(3)	-	(3)
Total revenues	$ (22,526)	$ 59,974	$ 37,448	$ 16,387	$ 59,974	$ 76,361

(a) To remove the impact of the fair value adjustment to the AcelRx royalty asset.

PDL

Second Quarter 2019 Financials (unaudited)

Consolidated balance sheet data *(in thousands)*	June 30, 2019		December 31, 2018	
Cash and cash equivalents	$	284,941	$	394,590
Notes receivable	$	63,827	$	63,813
Royalty rights - at fair value	$	315,642	$	376,510
Investment in equity affiliate	$	88,533	$	-
Intangible assets, net	$	50,449	$	51,319
Total assets	$	890,461	$	963,736
Convertible notes payable	$	128,520	$	124,644
Total stockholders' equity	$	665,424	$	729,779

PDL

2019 Guidance

- Noden product revenue of $50-55 million
- LENSAR product revenue of $27-29 million
- Cash royalties guidance raised to $60-65 million
- Evofem
  - Mark-to-market adjustments based on stock price at quarter close
  - Booked as non-operating income or loss as change in fair value to equity affiliate
  - Total investment reflected on balance sheet as investment in equity affiliate

Questions & Answers